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  Exhibit (d)(6) Investment Sub-Advisory Agreement between WM Advisors, Inc. and
                                Delaware Management Company dated April 7, 2005.

                        INVESTMENT SUB-ADVISORY AGREEMENT


                 THE SMALL CAP GROWTH FUND OF WM VARIABLE TRUST



                          EFFECTIVE AS OF APRIL 7, 2005



     This Investment Sub-Advisory Agreement is made and entered into as of this seventh day of April, 2005, among WM Advisors, Inc. ("WM Advisors"), a corporation organized under the laws of the state of Washington, WM Variable Trust, a business trust formed under the laws of the Commonwealth of Massachusetts (the "Trust"), on behalf of its Small Cap Growth Fund series (the "Fund"), and Delaware Management Company, a series of Delaware Management Business Trust, (the "Sub-Advisor"), a statutory trust organized under the laws of the state of Delaware.


     Whereas, the Trust is an open-end, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     Whereas, the Trust offers a number of investment portfolios, each with its own investment objective and strategies, and of which one investment portfolio is the Fund;

     Whereas, WM Advisors is engaged in the business of rendering investment advisory and management services, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is the investment advisor of the Fund;

     Whereas, the Sub-Advisor is engaged in the business of rendering investment advisory and management services and Delaware Management Business Trust, of which the Sub-Advisor is a series, is registered as an investment adviser under the Advisers Act; and

     Whereas, WM Advisors desires to retain the Sub-Advisor to furnish investment sub-advisory and management services to the Fund and the Sub-Advisor is willing to furnish such services;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is hereby agreed by and between the parties hereto as follows:

1.   Investment Description; Appointment

     WM Advisors desires to employ such portion of the capital of the Fund as may from time to time be determined by WM Advisors by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Trust's Master Trust Agreement, as amended, the Bylaws, as amended, and in the Prospectus and Statement of Additional Information relating to the Fund as in effect and which may be

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amended from time to time, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Fund's Prospectus and Statement of Additional Information, Bylaws, and the Trust's Master Trust Agreement, each as amended, have been or will be submitted to the Sub-Advisor. WM Advisors agrees to provide copies of all amendments or supplements to the Fund's Prospectus and Statement of Additional Information, Bylaws, and the Trust's Master Trust Agreement to the Sub-Advisor during the continuance of this Agreement before or at the time such amendments or supplements become effective; provided, however, that if any such amendment or supplement relates to the Sub-Advisor or may reasonably be expected to materially affect the Sub-Advisor's duties or obligations under this Agreement, WM Advisors agrees to provide copies of such amendment or supplement prior to its effectiveness. WM Advisors agrees to furnish the Sub-Advisor with resolutions approved by the Board of Trustees of the Trust to the extent they may affect the duties of the Sub-Advisor, a copy of any financial statements or reports prepared for the Fund by the Trust's independent registered public accountants, and with copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange, and any further materials or information which the Sub-Advisor may reasonably request to enable it to perform its services hereunder. WM Advisors desires to employ and hereby appoints the Sub-Advisor to act as investment sub-adviser to the portion of the Fund allocated to the Sub-Advisor by WM Advisors from time to time. The Sub-Advisor accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.


2.   Services as Investment Sub-Advisor

Subject to the supervision of the Board of Trustees of the Trust and of WM Advisors, the Fund's investment adviser, the Sub-Advisor will, solely with respect to the portion of the Fund allocated to the Sub-Advisor by WM Advisors,
(a) maintain and implement compliance procedures that are reasonably designed to ensure its compliance with Rule 206(4)-7 of the Advisers Act and to prevent violations of the "Federal Securities Laws" (as defined in Rule 38a-1 under the 1940 Act) (b) make investment decisions in accordance with the Fund's investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as in effect and, after notice to the Sub-Advisor, and which may be amended from time to time; (c) place purchase and sale orders on behalf of the Fund to effectuate the investment decisions made; (d) maintain books and records with respect to the securities transactions of the Fund in accordance with the 1940 Act and the Advisers Act and the rules adopted thereunder and furnish to the Trust's Board of Trustees such quarterly, annual and special reports as the Board may reasonably request; and (e) except as permitted in this section or elsewhere in this Agreement treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and to prior, present or potential shareholders and will not knowingly use or disclose such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and such records may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so

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requested by the Trust. The Sub-Advisor will supervise the Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets in the portion of the Fund under the Sub-Advisor's management. The Sub-Advisor has responsibility for providing investment services and advice only with respect to such discrete portion of the Fund as may from time to time be allocated to the Sub-Advisor by WM Advisors. Subject to the supervision of WM Advisors and in accordance with the investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information, the Sub-Advisor is authorized, in its discretion and without prior consultation with WM Advisors, to buy, sell, lend and otherwise trade in any stocks, bonds, and other securities and investment instruments on behalf of the Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations, and so long as consistent with the Fund's investment objectives and policies, the majority or the whole of the Fund may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash as the Sub-Advisor shall determine. In addition, the Sub-Advisor will furnish the Fund or WM Advisors with whatever statistical information the Fund or WM Advisors may reasonably request with respect to the investments that the Fund may hold or contemplate purchasing in the portion of the fund under the Sub-Advisor's management. The Sub-Advisor will not consult with any other sub-advisors of any other funds within the Trust (or any sub-advisors with respect to any other portion of the Fund) concerning the transactions in securities or other assets of the Fund or any other funds of the Trust other than for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.


The Sub-Advisor agrees to comply with the requirements of the 1940 Act, the Advisers Act, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, to the extent applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. No supervisory activity undertaken by WM Advisors shall limit the Sub-Advisor's full responsibility for any of the foregoing.

3.   Brokerage

     Subject to (a) the over-riding objective of obtaining the best possible execution of orders; and (b) review and approval of the Board of Trustees of the Trust, which may be conducted as often as the Trustees of the Trust may determine, the Sub-Advisor shall place all orders for the purchase and sale of securities for the Fund with brokers or dealers selected by the Sub-Advisor, which may include brokers or dealers affiliated with the Sub-Advisor. All transactions with any affiliated person of the Trust, or where any such affiliated person acts as broker or agent in connection with any such transaction, shall be accomplished in compliance with the 1940 Act, the Advisers Act, the 1934 Act, as amended, the rules adopted thereunder and the procedures adopted thereunder by the Trust. Purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor; provided that (a) no advisory account will be favored by the Sub-Advisor over any other account; (b) each client of the

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Sub-Advisor who participates in such an aggregated order will participate at the average share price, with all transaction costs shared on a pro rata basis; (c) only advisory clients' transactions will be aggregated for such an aggregated order; and (d) the accounts of clients whose orders are aggregated will be segregated on the Sub-Advisor's books and records so as to identify the particular client who has the beneficial interest therein. The Sub-Advisor shall use its best efforts to obtain execution of Fund transactions at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to the Fund and/or other accounts serviced by the Sub-Advisor. The Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Fund and to accounts over which they exercise investment discretion, and not all such services or products may be used by the Sub-Advisor in managing the Fund; provided that with respect to such transaction and such determination the affiliates of the Sub-Advisor shall have the same responsibilities to the Fund as the Sub-Advisor has under this Agreement. Notwithstanding the forgoing, the Sub-Advisor may not compensate a broker or dealer (including a government securities or municipal securities broker or dealer) for any promotion or sale of shares of any investment company, including the Fund, by directing to the broker or dealer the Fund's portfolio securities transactions or any remuneration, including but not limited to any commission, mark-up, mark-down, or other fee (or portion thereof) received or to be received from the Fund's portfolio transactions effected through a broker or dealer.

4.   Information Provided to the Trust and WM Advisors

     The Sub-Advisor will keep the Trust and WM Advisors informed of developments related to the Sub-Advisor, or its affiliates, their business, condition or prospects, including without limitation material regulatory investigations, that may materially affect the Fund of which the Sub-Advisor becomes aware and will, on its own initiative, furnish the Trust and WM Advisors on at least a quarterly basis with whatever information the Sub-Advisor believes is appropriate for this purpose. For purposes of the preceding sentence only, the term "affiliate" shall mean (i) affiliates of the Sub-Advisor controlled by Delaware Management Holdings, Inc. (or its successor), which directly or indirectly controls the Sub-Advisor, and (ii) any registered broker-dealer or registered investment adviser under common control with the Sub-Advisor. Further, the Sub-Advisor shall notify WM Advisors immediately upon detection of
(a) any material failure to manage the Fund in accordance with its investment objectives and policies or any applicable law; or (b) any material breach of any of the Fund's or the Sub-Advisor's policies, guidelines or procedures. WM Advisors agrees to provide Sub-Advisor with all relevant Fund policies, guidelines and procedures.

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5.   Standard of Care

     The Sub-Advisor shall exercise its best judgment in rendering the services described in paragraphs 2-4 above. Except as may otherwise be provided by federal securities laws, the Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (the conduct excepted in this sentence shall be referred to as "Disqualifying Conduct").

6.   Compensation

     In consideration of the services rendered pursuant to this Agreement, the Trust, on behalf of the Fund, will pay the Sub-Advisor on the first business day of each month a fee for the previous month according to the schedule of fees detailed in Annex A attached to this Agreement. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Advisor, the value of the Fund's net assets under management by the Sub-Advisor shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information relating to the Fund as from time to time in effect.

7.   Expenses

     The Sub-Advisor will bear all of its expenses in performing its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions. The Sub-Advisor shall not be required to bear any expenses of the Trust, the Fund or WM Advisors. The Trust will bear certain other expenses to be incurred in its operation, including but not limited to: organizational expenses, taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Trust who are not officers, directors or employees of the Sub-Advisor, WM Advisors, or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; all fees, including out-of-pocket expenses of custodians, transfer and dividend disbursing agents and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Trust; and any extraordinary expenses. In addition, the Fund pays a distribution fee pursuant to the terms of a Distribution Plan adopted under Rule 12b-1 of the 1940 Act. Any reimbursement of advisory fees required by any expense limitation provision shall be the sole responsibility of WM Advisors.

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8.   Services to Other Companies or Accounts

     WM Advisors understands that the Sub-Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and WM Advisors has no objection to the Sub-Advisor so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures reasonably believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. WM Advisors recognizes that in some cases this procedure may limit the size of the position that may be acquired or disposed of for the Fund. In addition, WM Advisors understands that the persons employed by the Sub-Advisor to assist in the performance of the Sub-Advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Advisor or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature. WM Advisors recognizes and agrees that the Sub-Advisor may provide advice to other clients which may differ from or be identical to advice given with respect to the Fund.

9.   Term of Agreement

     This Agreement shall become effective as of the date first written above, shall continue for a period of two years thereafter, and shall continue in effect for a period of more than two years thereafter only so long as such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust or (b) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 30 days' written notice, by WM Advisors, the Board of Trustees for the Trust or by vote of holders of a majority of the Fund's shares, or upon 60 days' written notice by the Sub-Advisor and will terminate automatically upon any termination of the advisory agreement between the Trust and WM Advisors. In addition, this Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). The Sub-Advisor agrees to notify the Trust of any circumstances that, to its best knowledge and belief, might result in this Agreement being deemed to be assigned.

10.  Representations of WM Advisors and the Sub-Advisor

     WM Advisors represents and acknowledges, for itself and on behalf of the Fund, that (a) a copy of the Trust's Master Trust Agreement, dated February 22, 1989, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, (b) the appointment of the Sub-Advisor has been duly authorized, (c) it has acted and will continue to act in conformity with the 1940 Act and other applicable laws, (d) it is authorized to perform the services herein, and (e) it has

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received a copy of Part II of Sub-Advisor's current Form ADV, at least 48 hours prior to signing this Agreement.

     The Sub-Advisor represents that it is authorized to perform the services described herein. Further, the Sub-Advisor represents that it maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to WM Advisors (a) of any material changes in its insurance policies or insurance coverage; or (b) if any material claims will be made on its insurance. Furthermore, the Sub-Advisor shall upon reasonable request provide WM Advisors any information it may reasonably require concerning the amount of or scope of such insurance.

11.  Indemnification

     WM Advisors shall indemnify and hold harmless the Sub-Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising from or in connection with this Agreement or the performance by the Sub-Advisor of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Advisor be indemnified for Disqualifying Conduct.

     Sub-Advisor shall indemnify and hold harmless WM Advisors and the Fund from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising from or in connection with this Agreement attributable to Disqualifying Conduct.

12.  Amendment of this Agreement

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13.  Indemnification Use of Names

     The parties agree and acknowledge that the Sub-Advisor is the sole owner of the name and mark "Delaware Management Company, a series of Delaware Management Business Trust," and that all use of any designation comprised in whole or part of Delaware Management Company, a series of Delaware Management Business Trust, (a "Sub-Advisor Mark") under this Agreement shall inure to the benefit of the Sub-Advisor. The use by the Trust on its own behalf or on behalf of the Fund of any Sub-Advisor Mark in any advertisement or sales literature or other materials promoting the Fund shall be with the consent of the Sub-Advisor. The Trust and WM Advisors shall not, without the consent of the Sub-Advisor, make representations regarding the Sub-Advisor intended to be disseminated to the investing public in any disclosure document, advertisement or sales literature or other materials promoting the Fund. Such consent shall not be required for any documents or other materials intended for broker-dealer use only, for use by the Trust's trustees and for internal use by the Trust and WM Advisors. Consent by the Sub-Advisor to such use of any Sub-Advisor Mark and any such representation shall not be unreasonably withheld and shall be deemed to be given if no written objection is received

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by the Trust, the Fund or WM Advisors within 3 business days after the request is made by the Trust, the Fund or WM Advisors for such use of any Sub-Advisor Mark or any such representation. Upon termination of this Agreement for any reason, the Trust and WM Advisors shall cease all use of any Sub-Advisor Mark(s) as soon as reasonably practicable.

     The Sub-Advisor agrees and acknowledges that the Trust is the sole owner of the name and mark "WM Variable Trust" and WM Advisors is the sole owner of the name and mark "WM Advisors, Inc." and that any and all use of any designation comprised in whole or in part of "WM Variable Trust" or "WM Advisors, Inc." (each a "WM Mark") under this Agreement shall inure to the benefit of the Trust or WM Advisors, respectively. Except as used to identify the Fund to third parties as a client, the use by the Sub-Advisor on its own behalf of any WM Mark in any advertisement or sales literature or other materials promoting the Sub-Advisor shall be with the consent of the Trust or WM Advisors, respectively. The Sub-Advisor shall not, without the consent of the Trust or WM Advisors, as applicable, make representations regarding the Trust, the Fund or WM Advisors in any disclosure document, advertisement or sales literature or other materials promoting the Sub-Advisor. Consent by the Trust and WM Advisors to such use of any WM Mark and any such representations shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Sub-Advisor within 5 business days after the request by the Sub-Advisor is made for such use of any WM Mark or any such representations. Upon termination of this Agreement for any reason, the Sub- Advisor shall cease any and all use of any WM Mark as soon as reasonably practicable.

14.  Declaration of Trust and Limitation of Liability


     A copy of the Master Trust Agreement of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust, as an officer and not individually, on behalf of the Trustees of the Trust, as trustees and not individually, on further behalf of the Fund, and that the obligations of this Agreement with respect to the Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other series of the Trust or upon any of the Trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.


15.  Entire Agreement; Amendment of Management Agreement

     This Agreement constitutes the entire agreement among the parties hereto, except that WM Advisors and the Trust are also parties to an Investment Management Agreement relating to the Fund dated May 11, 2004 as Amended and Restated (the "Management Agreement").

     The Trust and WM Advisors hereby amend the Management Agreement, for so long as this Agreement shall remain in effect, to provide that: (a) The Trust, on behalf of the Fund, shall pay to WM Advisors a monthly fee equal to the excess, if any, of (i) the fee set forth in Section 5 of the Management Agreement (the "Management Fee") over

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(ii) the fee paid by the Fund under this Agreement or any other sub-advisory agreement with respect to the Fund; (b) WM Advisors shall not be entitled to any other fees under the Management Agreement with respect to the Fund; (c) The Trust acknowledges and agrees that, for so long as Sub-Advisor meets the standard of care set forth in this Agreement, WM Advisors shall have no obligation to (i) furnish a continuous investment program for the Fund, (ii) determine from time to time what securities will be purchased, retained or sold by the Fund, and what portion of the Fund's assets will be held as cash, or
(iii) place orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by WM Advisors; (d) Notwithstanding this Agreement, WM Advisors remains authorized to determine what securities or other property shall be purchased or sold by or for the Fund; (e) In exchange for the fee paid by the Fund under the Management Agreement and in recognition of its obligation to select and monitor the Sub-Advisor, and not for the services provided by the Sub-Advisor pursuant to the Sub-Advisory Agreement, WM Advisors shall indemnify and hold the Trust harmless from and against any and all claims, costs, expenses (including attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Trust or for which the Trust may be held liable arising out of or attributable to any actual or alleged failure of Sub-Advisor to meet the standard of care set forth in this Agreement.

16.  Governing Law

     This Agreement shall be governed in accordance with the laws of The Commonwealth of Massachusetts. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

17.  Miscellaneous

     (a) Unless WM Advisors or the Trust gives the Sub-Advisor written instructions to the contrary, the Sub-Advisor shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the portion of the Fund under the Sub-Advisor's management may be invested. The Sub-Advisor shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders. The Fund shall cause all proxies received by it or on its behalf that relate to securities within the portion of the Fund managed by the Sub-Advisor to be delivered to the Sub-Advisor or its agent on a timely basis.

     (b) WM Advisors shall provide the Sub-Advisor with a copy of the Fund's agreement (the "Custody Agreement") with the custodian (the "Custodian") designated to hold the assets of the Fund and any modification thereto in advance. The Fund's assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement. The Sub-Advisor shall have no liability for the acts or omissions of the Custodian. Any assets added to the portion of the

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Fund to be managed by the Sub-Advisor shall be delivered directly to the
Custodian. The Sub-Advisor shall under no circumstances act as custodian for the Fund.

     (c) The Sub-Advisor may perform its services through any employee, officer or agent of the Sub-Advisor, and the Trust and the Fund shall not be entitled to the advice, recommendation, or judgment of any specific person.

     (d) In the performance of its duties hereunder, the Sub-Advisor is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust, or WM Advisors in any way or otherwise be deemed to be an agent of the Fund, the Trust, or WM Advisors. If any occasion should arise in which the Sub-Advisor gives any advice to its clients concerning the shares of the Fund, the Sub-Advisor will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

     (e) The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

     (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) All written notices, requests or other communications to any party hereunder shall be given to the following addresses and telecopy numbers, or such other address and telecopy number communicated to the other parties from time to time:

     If to WM Advisors, to: Attn: Cindy Kim
     1201 Third Avenue 22nd Floor Seattle, WA 98101

     If to the Fund, to: Attn: J. B. Kittredge of Ropes & Gray LLP One International Place Boston, MA 02110-2624

     If to the Sub-Advisor, to: Attn: Patrick Coyne
     2005 Market Street, Philadelphia, PA 19103, with a copy to General Counsel at same address

     (h) The Sub-Advisor is permitted to include the performance of the portion of the Fund managed by the Sub-Advisor in calculating the performance of its composites; provided, that the Sub-Advisor shall indemnify the Fund and WM Advisors for any liability that results from such use.

18.  Confidential Information

     "Confidential Information" of any party shall mean ideas, expressions, trade secrets, customer lists, products, policies, forms, business methods, business plans, software and information from third parties (such as software and its related documentation) for which such party has a duty of confidentiality, as well as information

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which from all relevant circumstances should reasonably be assumed by a party to be confidential information, whether any of which is marked "Confidential Information" or not. Each party will make reasonable effort to advise each other party when information disclosed to that other party is Confidential
Information. Confidential Information relating to a party shall be held in confidence by each other party to the same extent and in at least the same manner as such party protects its own Confidential Information, but in no case to a lesser extent or manner than a reasonable degree of care under the circumstances. CONFIDENTIAL INFORMATION SHALL NOT BE DISCLOSED TO THIRD PARTIES WITHOUT SPECIFIC WRITTEN PERMISSION OF THE PROTECTED PARTY. Each party shall, however, be permitted to disclose relevant aspects of each other party's Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of the Agreement by such officers, agents, sub contractors, and employees.

     The obligations in this Section 18 shall not restrict any disclosure by any party pursuant to any applicable state or federal laws, or by order of any court or government agency (provided that, the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (1) is independently developed by the other party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is intentionally disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or of any confidentiality agreements entered into before the effective date of this Agreement as evidenced by the written records of such party, or (5) is rightfully received by a party free of any obligation of confidentiality.

     The parties agree that they shall abide by the provisions of the Gramm-Leach-Bliley Act ("GLB") and other applicable privacy laws and shall each establish commercially reasonable controls to ensure the confidentiality of the Confidential Information and to ensure that the Confidential Information is not disclosed contrary to the provisions of this Agreement, GLB or any other applicable privacy laws and regulations. Without limiting the foregoing, each party shall implement such physical and other security measures as are necessary to (i) ensure the security and confidentiality of the Confidential Information
(ii) protect against any threats or hazards to the security and integrity of the Confidential Information and (iii) protect against any unauthorized access to or use of the Confidential Information. To the extent that any duties and responsibilities under the Agreement are delegated to an agent or other subcontractor, the party shall take reasonable steps to ensure that such agents and subcontractor adhere to the same requirements. Each party shall have the right, during regular office hours and upon reasonable notice, to audit the other party to ensure compliance with the terms of this Agreement, GLB and other privacy laws and regulations.

     Notwithstanding the foregoing, the provisions of this Section 18 shall impose no obligations on the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


WM ADVISORS, INC.                       WM VARIABLE TRUST,
                                        on behalf of its Small Cap Growth Fund
                                        series


By                                      By
   ----------------------------------      -------------------------------------
Name: William G. Papesh                 Name: John T. West
Title: President                        Title: First Vice President



DELAWARE MANAGEMENT COMPANY,
a series of DELAWARE MANAGEMENT BUSINESS TRUST


By                                      Dated: April 7, 2005
   -----------------------------------
Name: John C.E. Campbell
Title: Executive Vice President/
       Global Marketing & Client
       Services

                                                                         ANNEX A

     1. For purposes of calculating the fee to be paid to the Sub-Advisor under this Agreement:

          "Fund Assets" shall mean the net assets of the portion of the Fund managed by the Sub-Advisor;

          "Other Assets" shall mean the net assets of the portion of the Growth Fund series of WM Trust managed by the Sub-Advisor.

          "Combined Assets" shall mean the sum of Fund Assets and Other Assets; and

          "Average Daily Net Fund Assets," "Average Daily Net Other Assets" and "Average Daily Net Combined Assets" shall mean the average of the value of the Fund Assets, Other Assets or Combined Assets, as the case may be, on each business day.

     2. The Sub-Advisor fee shall be paid in arrears (within 10 days of month end) based upon the Average Daily Net Combined Assets during the preceding month. The fee payable for the month shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Daily Net Combined Assets, and dividing by twelve. The portion of the monthly fee to be paid by the Fund under this Agreement shall be prorated based upon the Average Daily Net Fund Assets as compared to the Average Daily Net Combined Assets. For a month in which this Agreement becomes effective or terminates, the portion of the Sub-Advisor fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the month.

     3. The following fee schedule shall be used to calculate the fee to be paid to the Sub-Advisor under this Agreement:

First $250   Next $250   Over $500
  Million     Million     Million
----------   ---------   ---------
   0.60%       0.50%       0.40%